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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): June 29, 2000

                            CERULEAN COMPANIES, INC.
               (Exact Name of Registrant as Specified in Charter)

   GEORGIA                       333-2796                       58-2217138
  (State of                (Commission File No.)             (I.R.S. Employer
Incorporation)                                               Identification No.)




                            3350 PEACHTREE ROAD, N.E.
                             ATLANTA, GEORGIA 30326
          (Address of principal executive offices, including zip code)

                                 (404) 842-8000
              (Registrant's telephone number, including area code)


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ITEM 5. OTHER EVENTS.

On September 18, 1998, Plaintiffs Allen Saravuth, Nga Nguyen, Chansamone Sengsavath and Fatana Pirzad, individually and on behalf of all others similarly situated (collectively, the "Richmond County Plaintiffs"), filed a lawsuit against the Cerulean Companies, Inc. (the "Company"), Blue Cross and Blue Shield of Georgia, Inc. ("BCBSGA"), James L. Laboon, Jr., Fred L. Tolbert, Jr., Richard
D. Shirk, James E. Albright, W. Daniel Barker, Elizabeth W. Camp, Louis H. Felder, M.D., Edward M. Gillespie, Joseph D. Greene, Mel H. Gregory, Jr., Frank
J. Hanna, III, R. Pierce Head, Jr., Charles H. Keaton, James H. Leigh, Jr., M.D., Julia L. Mitchell-Ivey, Charles R. Underwood, M.D., W. Jerry Vereen, A. Max Walker, Dan H. Willoughby, M.D., Joe M. Young, and John B. Zellars (collectively, the "Defendant Directors") in the Superior Court of Richmond County, State of Georgia, bearing Civil Action File No. 98-RCCV-806. In addition, the Richmond County Plaintiffs filed a Motion for Temporary Restraining Order and Interlocutory Injunctive Relief, which was heard and denied by the Superior Court of Richmond County on September 21, 1998.

The Richmond County Plaintiffs identify themselves as individuals who were entitled to receive shares of the Company's stock in connection with the conversion of BCBSGA from a non-profit corporation to a regular business corporation (the "Conversion"). The Richmond County Plaintiffs assert claims for specific performance, fraud, breach of provisions of the Insurance Code of Georgia, breach of fiduciary duty, and request declaratory judgment and certification of a class action consisting of all persons who were "eligible subscribers" of BCBSGA as of February 1, 1996, and who did not become holders of Class A convertible common stock ("Class A Stock") of the Company. The Richmond County Plaintiffs allege that they and the members of the purported class are entitled to receive shares of Class A Stock in the Company. The Richmond County Plaintiffs allege alternatively that offering materials disseminated by BCBSGA during 1996 relating to Class A Stock of the Company contained materially misleading and deceptive statements and omissions and that the Richmond County Plaintiffs and the purported class members are entitled to an award of damages in excess of $100 million. The Richmond County Plaintiffs also asserted derivative causes of action against the Defendant Directors alleging that the Defendant Directors breached fiduciary duties by, among other things, approving the placement and issuance of Class B convertible preferred stock ("Class B Stock") in the Company during 1996, the issuance of Class A Stock in the Company, the settlement of the Let's Get Together, Inc. et al. v. Insurance Commissioner, et al., Civil Action E-61714 (Superior Court of Fulton County, Georgia) lawsuit, and certain management compensation.

On November 9, 1998, Harrell Tiller, Charlie Deal and Olean Lokey joined the case as additional named plaintiffs. On December 9 and 10, 1998, a hearing was held on the plaintiffs' request for declaratory ruling on the issue of whether plaintiffs are properly shareholders of the Company and on December 17, 1998, the Superior Court ruled in favor of the plaintiffs. The Company filed an appeal with the Georgia Supreme Court which accepted jurisdiction and granted expedited treatment of the appeal. The Company's Board of Directors appointed a Special Litigation Committee to review the derivative claims. On April 14, 1999, the Special Litigation Committee reported to the Board of Directors that it had concluded that the derivative claims were without substance. On May 3, 1999, the Georgia Supreme Court reversed the ruling of the Richmond County Superior Court, holding that the Richmond County Superior Court erred in considering and ruling upon the plaintiffs' claims. The Georgia Supreme Court found that the Georgia Insurance Commissioner (the "Georgia Commissioner") had broad power of review over the Conversion and that sufficient administrative remedies with the Georgia Commissioner had been available to the plaintiffs during and following the Conversion.

The Richmond County Plaintiffs did not file a motion for reconsideration of the Georgia Supreme Court's decision. On May 5, 1999, BCBSGA and the Company filed motions for


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summary judgment on the Richmond County Plaintiffs' fraud claims. On May 20,
1999, the Company and BCBSGA filed a motion for entry of judgment on all remaining counts of the Richmond County Plaintiffs' Complaint. On May 28,1999, the Richmond County Plaintiffs filed a Second Amended and Restated Class Action Complaint against the Company, BCBSGA and the Defendant Directors. In addition to the factual allegations contained in the initial complaint, the Richmond County Plaintiffs assert that certain persons, including Charlie Deal and Olean Lokey, were entitled to be offered shares of stock in the Company but never received an offer. The Richmond County Plaintiffs have asserted claims for specific performance, deprivation of possession of personal property, fraud, constructive fraud, direct and derivative claims based on breach of fiduciary duty. The plaintiffs request declaratory and injunctive relief, damages, punitive damages, and certification of a class action on behalf of all persons who were "eligible subscribers" of BCBSGA as of February 1, 1996 who did not become holders of Class A Stock of the Company. On July 29, 1999, the Superior Court of Richmond County entered an order dismissing all claims against the Defendant Directors without prejudice. On September 21, 1999, the Superior Court of Richmond County entered orders denying the motions for summary judgment and the motion for entry of judgment. On October 27, 1999, the Company and BCBSGA filed a motion for reconsideration of the motion for entry of judgment. The case remains pending before the Superior Court.

On May 17, 1999, Harrell Tiller, Charlie Deal and Olean Lokey, who were among the Richmond County Plaintiffs, filed two separate Petitions for Declaratory Ruling (the "Petitions") before the Georgia Commissioner, seeking a declaration from the Georgia Commissioner that they, and others similarly situated, should have been issued shares of Class A Stock. On June 22, 1999, the Georgia Commissioner entered orders on the Petitions denying the relief sought. On June 24, 1999, Harrell Tiller, Charlie Deal and Olean Lokey (the "Petitioners") filed two separate Petitions for Judicial Review in the Superior Court of Richmond County. In these cases, styled In Re: Harrell Tiller, individually and on behalf of all others similarly situated v. Commissioner of Insurance of the State of Georgia, Civil Action No. 1999-RCCV-471 and In Re: Charlie Deal and Olean Lokey, individually and on behalf of all others similarly situated v. Commissioner of Insurance of the State of Georgia, Civil Action No. 1999-RCCV-470, the Petitioners sought judicial review of the decisions of the Georgia Commissioner of June 22, 1999 (the "Judicial Review Proceedings"). On September 21, 1999, the Superior Court of Richmond County entered orders reversing the Georgia Commissioner's orders. On October 12, 1999, the Company and BCBSGA filed Applications for Discretionary Appeal (the "Applications") with the Supreme Court of Georgia, seeking to have that court reverse the Superior Court of Richmond County's decisions. These Applications were transferred to the Court of Appeals of the State of Georgia on November 12, 1999. On October 21, 1999, the Georgia Commissioner filed two separate applications for appellate relief from the Superior Court's decisions with the Court of Appeals of the State of Georgia, seeking to have that court overturn the Superior Court's decisions. On November 22, 1999, the Georgia Court of Appeals granted the Applications for Discretionary Appeal of all parties. On June 29, 2000, the Court of Appeals entered a decision affirming the earlier decision by the Georgia Commissioner which had held that the Petitioners were not entitled to relief. On July 19, 2000, the Petitioners filed a Petition for Writ of Certiorari in the Georgia Supreme Court, which remains pending.

Management of the Company believes the above cases to be without merit and, in any event, believes that their impact, if any, on the assets of the Company would not be material.

In the normal course of business, the Company is involved in and subject to claims, contractual dispute and other uncertainties. Management after reviewing with legal counsel all of these actions and proceedings, believes that the aggregate losses, if any, will not have a material effect on the Company's financial position or results of operations.


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                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

                                             CERULEAN COMPANIES, INC.

Date: July 27, 2000                          By: /s/ Hugh J. Stedman
                                                 -------------------------------
                                                 Hugh J. Stedman
                                                 Secretary


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